CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement on Form N-4 (No. 333-178750) (the “Registration Statement”) of our report dated March 18, 2024 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company, consent to the incorporation by reference of our report dated March 18, 2024 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America, and consent to the incorporation by reference in the Registration Statement of our reports dated April 12, 2024 relating to the financial statements of each of the variable investment options of Separate Account No. 70 and Equitable America Variable Account No. 70A indicated in our reports. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 22, 2024